Exhibit 10.43

AMENDMENT AND RESTATEMENT AGREEMENT No.2

This AMENDMENT AND RESTATEMENT AGREEMENT No. 2 (this “Amendment No 2”) is made as of April 16, 2019 between Precipio, Inc., a Delaware corporation (the “Company”) and the Investors set forth in Schedule A attached hereto (each an  “Investor” and collectively, the “Investors”).

WHEREAS, the Company and the Investors have entered into a securities purchase agreement (the “Agreement”) dated April 20, 2018, pursuant to which the Company issued senior secured convertible promissory notes with 100% common stock warrant coverage to the Investors (the “Transaction”). The Transaction consisted of unregistered senior secured convertible notes (the “Notes”), bearing interest at a rate of 8.00% annually and an original issue discount of 9%. As part of the Transaction, the Investors also received warrants to purchase up to such number of shares of common stock equal to 100% of the number of shares of common stock into which the Note such Investor purchased is convertible at an exercise price equal to $0.75 (the “April 2018 Warrants”). 50% of the April 2018 Warrants had an expiry term of one (1) year from the date of the issuance (the “1 Year April Warrants”) and 50% of the April 2018 Warrants had an expiry term of five (5) years from the date of their issuance (the “5 year April Warrants”).   On September 20, 2018 the Company and the Investors agreed to amend the exercise price of the April 2018 Warrants to $0.50.

WHEREAS on November 29, 2018, the Company entered into an amendment and restatement agreement (the “Amendment Agreement”) amending and restating the terms of the Agreement (the “Extended Transaction”) pursuant to which additional notes together with applicable warrants were issued by the Company to the Investors on substantially the same terms and conditions as the Notes and Warrants issued in the Transaction, subject to certain adjustment to their terms. The warrants that were issued by the Company in connection with the Additional Notes (as defined in the Amendment Agreement) have an exercise price of $0.36 and an expiry term of 5 years from their issuance (the “Additional Warrants”).

Whereas as of December 31,2018, certain Investors have subscribed for $1,208,791.22 out of the $1,318,681.32 of Additional Notes and the right of the Investors to subscribe for the balance of the Additional Notes in the amount of $109,890.10 has expired on December 31, 2019.

WHEREAS the shares of common stock issuable upon conversion of the Notes and Additional Notes as well as the shares of common stock issuable upon the exercise of the April 2018 Warrants and the Additional Warrants have been registered pursuant to a registration statement on Form S-3 (File No. 333-229525) (the “Registration Statement”).

WHEREAS, the Company and the Investors wish to amend the Agreement (as amended and restated by the Amendment Agreement) and the related Transaction Documents, inter alia, by (i) amending certain terms of the Agreement as set out herein by (ii) increasing the amount of the notes issuable by the Company by up to $989,010.99 of Additional Notes (which for the avoidance of doubt include the balance of the  $109,890.10 of the Additional Notes which were not subscribed for pursuant to the Amendment Agreement (iii) amending certain terms of the 1 Year April Warrants as set forth herein (iii) extending the period to enable the subscription for the Additional Notes.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Definitions. Capitalized terms which are used herein without definition and which are defined in the Purchase Agreement shall have the same meanings herein as in the Purchase Agreement.

§2. Amendment to Purchase Agreement:

(a)	Section 1.1 - the definition of “Notes” is hereby amended and restated as follows:

 “Notes” means up to $5,494,505.50 principal amount of the 8% Senior Secured Convertible Promissory Notes, issued by the Company to the Purchasers hereunder, in the form of Exhibit A attached hereto.

(b)	Section 1.1. – the definition of Additional Notes shall be amended to read “up to $1,208,791.22 principal amount of Notes”.

(c)	Section 1.1 – a new definition of “April 2019 Notes” shall be added which reads “up to $989,010.99 principal amount of Notes”.

(d)	Section 2.1 of the Purchase Agreement is hereby amended by adding the following: “The Purchasers will purchase the April 2019 Notes, together with applicable warrants no later than May 31, 2019.

(e)

Section 5.1 of the Purchase Agreement is hereby amended and restated as follows: “Termination. This Agreement may be terminated by Purchasers purchasing a majority in interest of the Notes at the Closing as to the Purchasers’ obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchaser, by written notice to the other parties, if the Closing has not been consummated on or before May 31, 2019; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties).”

§3. Amendment to the Warrants:

(a)

The Warrants previously issued by the Company to the Investors shall be amended as follows (it being understand that the warrants issuable in connection with any sale of the April 2019 Notes shall reflect the below amended terms):

a.

The exercise price of the April 2018 Warrants shall be amended to  $0.36 and Section 1(b) in each of the applicable warrant agreement shall be amended to read “For purposes of this Warrant, “Exercise Price” means $0.36, subject to adjustment as provided herein.

b.

The definition of Expiration Date in the 1 Year April Warrants shall be amended and replaced with the following new definition which reads “Expiration Date means the five (5) year anniversary of the Issuance Date, or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday

§4. Representations and Warranties. The Company hereby represents and warrants as follows:

(a) Representations and Warranties in Purchase Agreement. The representations and warranties of the Company contained in the Purchase Agreement were true and correct as of the date made and are also true on and as of the date hereof and with the same force and effect as it made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(b) No Default. No Default or Event of Default has occurred and is continuing.

(c) Authority, Etc. The execution and delivery by the Company of this Amendment No. 2 and the Company’s performance of this Amendment No 2. and the Transaction Documents (as defined in the Purchase Agreement) as amended (i) are within the Company’s powers, (ii) have been duly authorized by all necessary action on the part of the Company, (iii) require no authorization or action by or in respect of, or filing with, any governmental body, agency or official or any shareholder or creditor of the Company other than the filing of a listing of additional shares application with The Nasdaq Stock Market LLC with respect to the shares of common stock issuable upon conversion of the April 2019 Notes and related warrants, (iv) do not contravene, or constitute a default under, any provision of (A) any Applicable Law, (B) the Charter Documents of the Company, (C) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company.

(d) Enforceability of Obligations. This Amendment No. 2 has been duly executed and delivered by the Company. Each of this Amendment No. 2 and the Transaction Documents as amended, constitutes the valid and legally binding agreement of the Company, in each case enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought in equity or at law).

(e) Filing:  The Company shall also file an amendment to the prospectus supplement to the Registration Statement disclosing the reduced exercise price and the term of the Warrants and the Additional within 3 business days from the date of this Amendment No. 2.

§5. Effectiveness. This Amendment No. 2 shall be effective as of the date first written above upon the execution and delivery of this Amendment No. 2 by the Company and the Investors.

§6. Miscellaneous. This Amendment No. 2 shall constitute a Transaction Document for all purposes under the Agreement. This Amendment No. 2 shall be governed by and construed in accordance with Section 5.9 of the Purchase Agreement. This Amendment No. 2 is limited specifically to the matters set forth herein and does not constitute directly or by implication an amendment or waiver of any other provision of the Agreement or any of the other Transaction Documents.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PRECIPIO, INC.

 By:  ________________________________________

Name: Ilan Danieli

Title: CEO

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGE FOR PURCHASER FOLLOWS]

INVESTORS SIGNATURE PAGE TO AMENDMENT No. 2 AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Amendment No.2 Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investor:

Signature of Authorized Signatory of Investor:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice to Investor:

Address for Delivery of Securities to Investor (if not same as address for notice):

Subscription Amount:

EIN Number:

Wire Instructions:

[SIGNATURE PAGES CONTINUE]

SCHEDULE  A

SCHEDULE OF INVESTORS

Alpha Capital Anstalt

M2B Funding Corp

Osher Capital Partners LLC